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                                                                    Exhibit 10.9

                      SECOND AMENDMENT TO OPTION AGREEMENT
                            TO PURCHASE REAL PROPERTY
                            -------------------------

         This agreement made this 4 day of March, 2004 by and between Macken Associates, a California Limited Partnership (hereinafter referred to as "Optionor"), and Deposition Sciences, Inc., an Ohio Corporation (hereinafter referred to as "Optionee").

                                    RECITALS:

                  Optionor is the owner of certain real property consisting of an industrial/office building situated on approximately 8.9 +/- acres of land located in the County of Sonoma (the "County") State of California (the "State") commonly known as 3300 Coffey Lane, Santa Rosa, California, APN 034-011-074 (the "Property").
                  On March 2, 2001, the parties entered into a written option whereby Optionor granted the Optionee an exclusive option (the "Option") to purchase the Property in consideration for payment to Optionor to Optionee of the non- refundable sum of $1,150,000 subject only to the provisions of Section 2.6 and Section 2.7 of the Option.
                  On March 29, 2001, the parties hereto entered into a modification of the Option (hereinafter the "First Amendment").
                  Said Option as amended, expires by its terms on March 16, 2004. The parties now desire to extend the terms of the Option as provided in this Second Amendment to Option as hereinafter set forth.

                                   AGREEMENT:

         Now, therefore, it is mutually agreed as follows:

1. Section 1.2 of the Option is hereby amended in its entirety to read as follows:

         1.2 Option Term. The term of this Option commenced on March 16, 2001 and shall expire on March 15, 2006.

2.       Section 2.2.1 is hereby added which reads in its entirety as follows:

         2.2.1 Additional Purchase Price In the event the Optionee shall exercise the Option as provided in Section 1.4 hereof and escrow shall close as provided for in Section 2.5 prior to March 15, 2005, there shall be added to the purchase price as provided for in Section 2.2 a sum

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based on the rent which Optionee will not be obligated to pay Optionor prior to
March 15, 2005 as a result of the exercise of this Option which sum shall be calculated as follows:

         Daily Rate x number of days between close of escrow and March 15, 2005 = additional purchase price

         Daily Rate shall be calculated using the following formula:

         $89,000 x 12 x 0.63 = Daily Rate
         -------------------
                 365

         $89,000 is the monthly Base Rent from March 16, 2004 to March 15, 2005.

         12 represents twelve months

         .63 (63%) represent a discount agreed to by the parties

         365 is the number of days in the year between March 16, 2004 and March 15, 2005.

3. Except as herein and otherwise provided, all the terms, conditions and covenants of the Option Agreement to Purchase Real Property dated March 2, 2001, as amended, shall be and remain in full force and effect.

Macken Associates                             Deposition Sciences, Inc.

By: /s/ John Macken                           By: /s/ Leroy A. Bartolomei
    --------------------                          ----------------------------
Name: John Macken                             Name: Leroy A. Bartolomei
Its:  General Partner                         Its:   President










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         Washington Mutual Bank, FA acknowledges and approves the foregoing
Second Amendment to Option Agreement as of this 9th day of August, 2004; provided, however that this approval does not constitute an approval by Washington Mutual Bank, FA of any exercise by Tenant of its rights under the March 2, 2001 Option Agreement to Purchase Real Property, which approval of such exercise of rights is subject to the terms and conditions of Section 5 of the Subordination, Attornment, and Nondisturbance Agreement dated June 15, 2001, between Washington Mutual Bank, FA, Macken Associates and Deposition Sciences, Inc


Washington Mutual Bank, FA

By: /s/ Troy Applegate
    ------------------------
Name: /s/ Troy Applegate
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Its:  Senior Vice President
      ----------------------